Exhibit 99.3

Dear Colleagues,

On Sunday, we sent a letter to the Maytag Board of Directors proposing to acquire Maytag (see attached press release). I believe this is an important and exciting opportunity for Whirlpool, and I wanted to give you a better understanding of what this means for our company and why we’ve taken this action.

Maytag Corporation has a proud heritage. Its flagship brand is highly regarded. Whirlpool has a strong track record of investing in innovation, quality, customer service and a robust supply chain. Given our best cost platform, by combining these resources — along with the efficiencies achieved by combining the Whirlpool and Maytag infrastructure — we believe we can benefit consumers, trade customers and our own mutual long-term success.

The North American Appliance Industry is one of the most open and competitively dynamic markets in the world. The possible integration of the two businesses will help us meet the requirements of demanding trade customers and sophisticated consumers who have an ever increasing number of choices of brands and suppliers.

It’s important to note that we have only made a proposal to purchase Maytag, which is subject to due diligence and negotiation of a mutually acceptable definitive agreement. While our proposal for Maytag could result in significant long-term benefits for our company, customers, shareholders and trade customers, it is not critical for the success of our long-term strategy and goals.

As events unfold, I urge you to remain focused on the day-to-day operations of our business and continue to deliver the superior products and service that our customers have come to expect.

Our business remains strong, with our performance on track and our strategy to build unmatched customer loyalty moving forward. Regardless of whether our proposal is successful, we will continue to execute on having the best customer, cost and trade partner position in the markets that we serve. It is your hard work and dedication that enable these results – and positions us well for the future.

Thank you for your continued commitment to Whirlpool Corporation.

Sincerely,

Jeff Fettig

IMPORTANT INFORMATION

This material may contain forward-looking statements that speak only as of this date. The company disclaims any obligation to update such information. Forward-looking statements include, but are not limited to, statements regarding expected earnings per share, cash flow, and material costs for the full year 2005, as well as the expected consequences of enacted price increases. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. A discussion of certain factors that could cause results to differ materially from those anticipated is found in the company’s most recently filed Form 10-Q or Form 10-K. Other recent factors are whether the company’s proposal to acquire Maytag Corporation will be successful and, if the acquisition is completed, whether the expected synergies will be realized.

This material is not a substitute for the prospectus/proxy statement Whirlpool and Maytag would file with the Securities and Exchange Commission if a definitive agreement with Maytag is reached. Investors are urged to read any such prospectus/proxy statement, when available, which would contain important information. The prospectus/proxy statement would be, and other documents filed by Whirlpool and Maytag with the Securities and Exchange Commission are, available free of charge at the SEC’s website (www.sec.gov) or from Whirlpool by directing a request to Whirlpool Corporation, 2000 North M-63, Mail Drop 2800, Benton Harbor, MI 49022-2692, Attention: Larry Venturelli, Investor Relations.

Whirlpool is not currently engaged in a solicitation of proxies from the stockholders of Maytag in connection with Whirlpool’s proposed acquisition of Maytag. If a proxy solicitation commences, Whirlpool, Maytag and their respective directors, executive officers, and other employees may be deemed to be participants in such solicitation. Information about Whirlpool’s directors and executive officers is available in Whirlpool’s proxy statement, dated March 18, 2005, for its 2005 annual meeting of stockholders. Additional information about the interests of potential participants will be included in the prospectus/proxy statement Whirlpool and Maytag would file if a definitive agreement with Maytag is reached.

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